                                                                 EXHIBIT 2.3

                             SHAREHOLDERS AGREEMENT

         THIS SHAREHOLDERS AGREEMENT, dated as of September 3, 1997 (this "Agreement"), is made and entered into by and among PIONEER NATURAL RESOURCES COMPANY, a Delaware corporation ("US Co"), Chauvco Resources Ltd., an Alberta corporation ("Chauvco") and DNR-MESA Holdings, L.P., SCOTT D. SHEFFIELD and I. JON BRUMLEY (collectively, the "Shareholders").

                              W I T N E S S E T H

         WHEREAS, concurrently herewith, US Co and Chauvco are entering into a Combination Agreement (as such agreement may hereafter be amended from time to time, the "Combination Agreement"), providing for the arrangement (the "Arrangement") as contemplated by the Combination Agreement; capitalized terms used and not defined herein have the respective meanings ascribed to them in the Combination Agreement; and

         WHEREAS, as an inducement and a condition to entering into the Combination Agreement, Chauvco has required that each Shareholder agrees, and each Shareholder has agreed, to enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein and the benefits to be received by the parties under the terms of the Combination Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       DEFINITIONS

         For purposes of this Agreement:

         (a) "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

         (b) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")) including pursuant to any agreement, arrangement or understanding, whether or not in writing and Beneficial Owner has a corresponding meaning. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons (who are Affiliates of such Person excluding officers and directors of US Co) who together with such Person would constitute a "group" within the meaning of Section 13(d)(3) of the Exchange Act and in any event with respect to the Shareholders shall include Shares held of record by any of the Shareholders' spouses and children.

         (c) "Person" shall mean an individual, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization.

         (d)      "Shares" shall mean US Co Common Stock.

         (e) "Shareholder's Shares" shall mean all Shares held of record or Beneficially Owned by such Shareholder, whether currently issued or hereafter acquired except by way of option exercise where such shares are sold within 10 days of exercise.

         (f) "Termination Date" shall mean the date that the Combination Agreement has been terminated.

2.       PROVISIONS CONCERNING COMMON STOCK

         From and after the date of this Agreement and ending as of the first to occur of the Effective Time or the Termination Date, at any meeting of the holders of Shares, however called, or in any other circumstance upon which the vote, consent or other approval of holders of Shares is sought, each Shareholder shall vote (or cause to be voted) the Shareholder's issued and outstanding Shareholders' Shares (and each class thereof), (i) in favour of the Arrangement and the other transactions contemplated thereby, the execution and delivery by US Co of the Combination Agreement and the approval of the terms thereof and each of the other actions contemplated by the Combination Agreement and this Agreement and any actions required in furtherance thereof and hereof;
(ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other material obligation or agreement of US Co under the Combination Agreement; and
(iii) against the following actions (other than the Arrangement and the transactions contemplated by the Combination Agreement): to the extent that such are intended to, or could reasonably be expected to, impede, interfere with, delay, postpone, or materially adversely affect the Arrangement or the transactions contemplated by the Combination Agreement or this Agreement (A) any change in a majority of the persons who constitute the board of directors of US Co; (B) any change in the present capitalization of US Co or any amendment of US Co's Articles or Bylaws; or (C) any other a material change in US Co's corporate structure or business. In addition to the other covenants and agreements of the Shareholders provided for elsewhere in this Agreement, during the above-described period no Shareholder shall enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violate the provisions and agreements contained in this Section 2. Nothing herein shall in any way restrict or limit any Shareholder from taking any action in his capacity as a director or officer of US Co to fulfill his duties and fiduciary obligations as a director or officer of US Co.

3.       COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         (a) Each Shareholder hereby severally represents, warrants and covenants to Chauvco, with respect to himself and his Shareholder Shares only, as follows:

                  (i) Ownership. Each Shareholder is either (A) the record and Beneficial Owner of, or (B) the Beneficial Owner but not the record holder of, the number of issued and outstanding Shares set forth with respect to such Shareholder on Schedule A hereto. As of the date of this Agreement, the Shares set forth on Schedule A hereto constitute all of the issued and outstanding Shares owned of record or Beneficially Owned by such Shareholder. Except as otherwise set forth in Schedule A, such Shareholder has sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares attributable to such Shareholder set forth on Schedule A hereto, with no material limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement.

                  (ii) Power; Binding Agreement. Each Shareholder has the legal capacity, power and authority to enter into and perform all of such Shareholder's obligations under this Agreement. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms. There are no beneficiaries or holders of a voting trust certificate or other interest of any trust of which such Shareholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Shareholder of the transactions contemplated hereby. If such Shareholder is married and such Shareholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Shareholder's spouse, enforceable against such person in accordance with its terms.

                  (iii) No Conflicts. Other than filings that may be required under the Exchange Act and such other consents as are described in the Combination Agreement no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby, except where the failure to obtain the consent, permit, authorization, approval or filing would not interfere with such Shareholder's ability to perform its obligations hereunder, and none of the execution and delivery of this Agreement by such Shareholder, the consummation by such Shareholder of the transactions contemplated hereby or compliance by such Shareholder with any of the provisions hereof shall (A) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Shareholder is a party or by which such Shareholder or any of its properties or assets may be bound, or
                           (B) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Shareholder or any of its properties or assets, in each such case except to the extent that any conflict, breach, default or violation would not interfere with the ability of such Shareholder to perform the obligations hereunder.

                  (iv) No Encumbrances. Except as required by Section 2, at all times during the term hereof, all of such Shareholder's Shares will be held by such Shareholder, Affiliates of such Shareholder, or by nominees or custodians for the benefit of such Shareholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreement, understandings or arrangements or any other liens, claims, understanding or arrangements that do not limit or impair such Shareholder's ability to perform its obligations under this Agreement.

                  (v) Restriction on Transfer, Proxies and Non-Interference. From and after the date of this Agreement and ending as of the first to occur of the Effective Time or the Termination Date, no Shareholders shall, and each Shareholder shall cause each of his Affiliates who Beneficially Owns any of the Shareholder's Shares of such Shareholder not to, directly or indirectly without the consent of
                           Chauvco: (A) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shareholders' Shares of such Shareholder, or any interest therein, (B) grant any proxies or powers of attorney, deposit any Shareholders' Shares of such Shareholder into a voting trust or enter into a voting agreement with respect to any Shareholders' Shares of such Shareholder, (C) enter into any agreement or arrangement providing for any of the actions described in clause (A) or (B) above or (D) take any action that could reasonably be expected to have effect of preventing or disabling any Shareholder from performing such Shareholder's obligations under this Agreement.

                  (vi) Further Assurances. From time to time, at Chauvco's reasonable request and without further consideration, each Shareholder shall execute and deliver such additional documents as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

         (b) US Co hereby represents and warrants to Chauvco that the Board of Directors of US Co has approved the terms of this Agreement and the transactions contemplated herein in such a manner as to satisfy the corporate laws of Delaware applicable to US Co.

4.       STOP TRANSFER

         From and after the date of this Agreement and ending as of the first to occur of the Effective Time or the Termination Date, no Shareholder will request that US Co register (and US Co agrees not to register) the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shareholders' Shares of such Shareholder, except as contemplated by Section 3(a)(v) hereof or as otherwise contemplated hereby.

5.       RECAPITALIZATION

         In the event of a stock dividend or distribution, or any change in the Shares (or any class thereof) by reason of any split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall include, without limitation, all such stock dividends and distributions and any shares or other securities into which or for which any or all of the Shares (or any class thereof) may be changed or exchanged as may be appropriate to reflect such event.

6.       MISCELLANEOUS

         (a) Entire Agreement. This Agreement and the Combination Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         (b) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto; provided that all of the provisions of this Agreement other than Sections 3(b), 4 and this Section 6(b) may be amended without the consent of US Co.

         (c) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses or the addresses set forth on the signature pages hereto:

         If to US Co or the         c/o Pioneer Natural Resources Company
         Shareholders:              1400 Williams Square West
                                    5205 N. O'Connor Blvd.
                                    Irving, Texas 75039
                                    Attn:  General Counsel
                                    Telecopy:  (972) 402-7028

                                            and

         copy to:                   Vinson & Elkins L.L.P.
                                    3700 Trammell Crow Center
                                    2001 Ross Avenue
                                    Dallas, Texas 75201-2975
                                    Attn:  Michael D. Wortley
                                    Telecopy:  (214) 220-7716

                                            and

                                    DNR-MESA Holdings, L.P.
                                    777 Main Street
                                    2700 Fort Worth, Texas 76102
                                    Attn: Ken Hersh
                                    Telecopy:  (817) 820-6650

         If to
         Chauvco:                   Chauvco Resources Ltd.
                                    2900, 255-5th Avenue S.W.
                                    Calgary, Alberta
                                    T2P 3G6
                                    Attn:  President
                                    Telecopy:  (403) 269-9497

                                            and

         copy to:                   Bennett Jones Verchere
                                    4500 855-2 Street S.W.
                                    Calgary, Alberta T2P 4K7
                                    Attn:  Martin A. Lambert
                                    Telecopy:  (403) 265-7219

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         (d) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

         (e) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by any Shareholder of any covenants or agreements contained in this Agreement will cause Chauvco to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach Chauvco shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

         (f) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         (g) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         (h) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto; provided that, in the event of any of the Shareholder's deaths, the benefits and obligations of such Shareholder hereunder shall inure to his successors and heirs.

         (i) Governing Law. This Agreement shall be governed and construed in accordance with the laws of Delaware.

         (j) Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of Alberta in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph and shall not be deemed to be a general submission to the jurisdiction of Alberta other than for such purposes.

         (k) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         (l) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement. This Agreement shall not be effective as to any party hereto until such time as this Agreement or a counterpart thereof has been executed and delivered by each party hereto.

7.       TERMINATION

         This Agreement shall terminate without any further action on the part of any party hereto upon the earlier to occur of the Effective Time or the Termination Date. Upon such termination, this Agreement shall forthwith become void and of no further force or effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on this 3rd day of September, 1997.

                                         PIONEER NATURAL
                                         RESOURCES COMPANY


                                         Per: /s/ Scott D. Sheffield
                                              ----------------------------------

                                         Per: /s/ Mark L. Withrow
                                              ----------------------------------


                                         CHAUVCO RESOURCES, LTD.


                                         Per: /s/ Guy J. Turcotte
                                              ----------------------------------

                                         Per: /s/ W.G. Russell
                                              ----------------------------------


                                         DNR-MESA HOLDINGS L.P. BY ITS
                                         SOLE GENERAL PARTNER RAINWATER INC.


                                         Per: /s/ Ken Hersh
                                              ----------------------------------
                                              Ken Hersh, Vice-President

/s/ Mark L. Withrow                      /s/ Scott D. Sheffield
--------------------------------         --------------------------------------
WITNESS                                  SCOTT D. SHEFFIELD

/s/ Garrett Smith                        /s/ I. Jon Brumley
--------------------------------         --------------------------------------
WITNESS                                  I. JON BRUMLEY

                      SCHEDULE A TO SHAREHOLDERS AGREEMENT

                            OWNERSHIP SUMMARY REPORT
              Pioneer Natural Resources Company - (As of 9/2/1997)


Brumley, I. Jon
5205 N. O'Connor Blvd., Suite 1400
Irving, TX 75039

Relationship:     Director, Officer
Title:            Chairman


NON-DERIVATIVE                 NATURE OF OWNERSHIP                                                  AMOUNT
--------------                 -------------------                                                -----------
   Common                             Direct                                                      59,000.0000

                                                         CONVERSION/                               NUMBER OF
DERIVATIVE                     NATURE OF OWNERSHIP       EXERCISE            EXPIRATION            UNDERLYING
----------                     -------------------       --------            ----------           -----------
Employee Stock                       Direct                 22.75                                 228,571.0000
Option

                            OWNERSHIP SUMMARY REPORT
              Pioneer Natural Resources Company - (As of 9/2/1997)


Sheffield, Scott D.
5205 N. O'Connor Blvd., Suite 1400
Irving, TX 75039

Relationship:     Director, Officer
Title:            President & Chief Executive Officer


NON-DERIVATIVE                 NATURE OF OWNERSHIP                                                   AMOUNT
--------------                 -------------------                                                ------------
Common                               Direct                                                       371,465.0000
Common                               401(k)                                                           755.7980
Common                          By daughter (CJB)                                                     100.0000

                                                         CONVERSION/                               NUMBER OF
DERIVATIVE                     NATURE OF OWNERSHIP       EXERCISE            EXPIRATION            UNDERLYING
----------                     -------------------       --------            ----------           -----------
Employee Stock                       Direct                19.125            11/16/2000           50,000.0000
Option (right to buy)
Employee Stock                       Direct                29.75             11/19/2001           70,000.0000
Option (right to buy)
Employee Stock                       Direct                13.125            12/31/2000           50,000.0000
Option (right to buy)

                            OWNERSHIP SUMMARY REPORT
              Pioneer Natural Resources Company - (As of 9/2/1997)


DNR-MESA Holdings, L.P.
777 Main Street, Suite 2700
Fort Worth, TX 76102

Relationship:     10% Owner


NON-DERIVATIVE                  NATURE OF OWNERSHIP                                AMOUNT
--------------                  -------------------                           ---------------
Common                                Direct                                  11,370,165.0000




           No Derivative Transactions found for this Reporting Person